Exhibit 5.1

Faegre Baker Daniels LLP 2200 Wells Fargo Center, 90 South Seventh Street Minneapolis ▼ Minnesota 55402-3901 Phone +1 612 766 7000 Fax +1 612 766 1600

May 13, 2019

IKONICS Corporation

4832 Grand Avenue

Duluth, Minnesota 55807

      Re: Registration Statement on Form S-8

Ladies and Gentlemen:

 We have acted as counsel to IKONICS Corporation, a Minnesota corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), registering the offer and sale of up to 118,907 shares of the Company’s common stock, par value $.10 per share (the “Shares”), pursuant to the IKONICS Corporation 2019 Equity Incentive Plan (the “Plan”).

For purposes of this opinion letter, we have examined the Plan, the Registration Statement, the Articles of Incorporation, as currently in effect, and the Bylaws, as currently in effect, of the Company, and the resolutions of the Company’s board of directors authorizing the issuance of the Shares. We have also examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of statutes and decisions and reviewed such questions of law as we have deemed relevant and necessary in connection with the opinions hereinafter expressed. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company (including the Certificate) and of others, without any independent verification thereof.

In our examination, we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us. We have also assumed that the Company’s board of directors, or a duly authorized committee thereof, will have approved the issuance of each award under the Plan prior to the issuance thereof.

Based on and subject to the foregoing and to the other qualifications, assumptions and limitations set forth herein, we are of the opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares to be issued in accordance with the Plan and that, when (a) the Shares have been issued and sold as contemplated in the Registration Statement and related prospectus and in accordance with the Plan and the terms of the applicable awards granted under the Plan, and (b) where applicable, the consideration for the Shares specified in the Plan and the terms of any awards granted under the Plan has been received by the Company, the Shares will be validly issued, fully paid and nonassessable.

We are admitted to the practice of law in the State of Minnesota and this opinion, subject to the limitations and assumptions contained herein, is limited to the laws of that State.

This opinion speaks only as of the date the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion thereafter. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours very truly,

FAEGRE BAKER DANIELS LLP

By:	/s/ W. Morgan Burns
W. Morgan Burns

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